EXHIBIT 21.1

                 Subsidiaries of the Registrant

                    (Global Industries, Ltd.)



                     NAME                   INCORPORATION

       Global Divers and Contractors, LLC       Louisiana
       Global Pipelines PLUS, LLC               Louisiana
       Pipelines, Incorporated                  Louisiana
       Global Movible Offshore, LLC             Louisiana
       Pelican Transportation, LLC              Louisiana
       The Red Adair Company, LLC               Louisiana
       Global Industries Offshore, LLC          Delaware
       Global Offshore International, LTD       Cayman Islands
       Global International Vessels, Inc.       Cayman Islands
       Norman Offshore Pipelines, LLC           Louisiana
       Global Pipelines Plus Nigeria, Ltd.      Nigeria
       Global Offshore, Pty. Ltd.               Australia
       Global Industries Asia Pacific PTE, Ltd. Singapore
       Yamado Enterprise, Sdn. Bhd.             Brunei
       PT Global Industries Asia-Pacific        Indonesia
       Global Asia Pacific Industries, Sdn. Bhd.Malaysia
       Subtec Asia, Ltd.                        Isle of Mann
       Subtec Marine Services, Ltd.             Cyprus
       Subtec Offshore Support, Ltd.            Cyprus
       Subtec Middle East, Ltd.                 Delaware
       Subtec Mational Company, LLC             United Arab Emirates
       GIL Holdings, LLC                        Louisiana
       Global Production Services, LLC          Louisiana
       Global Industries Mexico Holdings,
         S. de R.L. de C.V.                     Mexico
       Global Vessels Mexico, S. de R.L.
         de C.V.                                Mexico
       Global Industries Offshore Services,
         S. de R.L. de C.V.                     Mexico
       Global Industries Services,
         S. de R.L. de C.V.                     Mexico
       Global Offshore Mexico,
         S. de R.L. de C.V.                     Mexico